UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: November 30, 2008

(Date of earliest event reported):

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three University Plaza Hackensack, NJ 07601	07601
(Address of principal executive offices)	(Zip Code)

(201) 371-2828
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On December 11, 2008, Innodata Isogen, Inc. (the “Company”) issued a press release announcing, among other things, anticipated revenue results for the fourth quarter of 2008.  A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item in this Current Report on Form 8-K, including the related information set forth in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05     Costs Associated with Exit or Disposal Activities.

Innodata Isogen, Inc. (the “Company”) determined on November 30, 2008 to reduce its workforce to achieve significant savings in operating costs. The Company subsequently informed the affected employees, and announced the reduction in a press release dated December 11, 2008.

Approximately 260 employees were terminated as a result. Thirteen of the terminated employees were based in the United States and Europe and the other terminated employees were based in Asia. The reduction affected 20% of total employment in the US and Europe, and 4% of total employment in Asia.

The Company will in the fourth quarter of 2008 record a one-time charge of approximately $500,000 for severance and other personnel-related expenses for the workforce reduction. Approximately 60% of these expenses will be paid in the fourth quarter of 2008. The balance will be paid in the first quarter of 2009.

The Company expects that the reduction in personnel should yield an estimated $600,000 pre-tax quarterly cost saving beginning in the first quarter of 2009.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date:	December 11, 2008	By:	/s/ Steven L. Ford
Steven L. Ford
Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated December 11, 2008.

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